Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2007
RTW, Inc.
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation)

0-25508	41-1440870
(Commission File Number)	(I.R.S. Employer Identification No.)
8500 Normandale Lake Blvd., Suite 1400
Bloomington, MN 55437
(Address of principal executive offices and Zip Code)
(952) 893-0403
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Section 2 — Financial Information
Item 2.02 — Results of Operations and Financial Condition
     On March 1, 2007, RTW, Inc. issued a press release entitled “RTW, Inc. Reports Fourth Quarter Financial Results” announcing the results for the three months and year ended December 31, 2006. A copy of this press release is furnished as Exhibit 99.1 to this Form 8-K.
     The information provided pursuant to Item 2.02 of this Form 8-K is being furnished and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor may it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.
Section 5 — Corporate Governance and Management
Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (b)     On February 28, 2007, the RTW, Inc. Board of Directors was informed by Vina L. Marquart that she would not stand for re-election as a Director of RTW, Inc. at the conclusion of her three-term term at the 2007 Annual Meeting of Shareholders of RTW. Ms. Marquart, who has served as a director since 2002, is Chair of the Board’s Compensation Committee and is a member of the Board’s Corporate Governance and Nominating Committee. Ms. Marquart advised the Board that her decision not to stand for re-election was prompted by competing demands on her time and not as a result of any disagreement with the Company, the Board of Directors or any individual Director.
Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits
     (d) Exhibits:

Exhibit No.	Description

99.1	Press Release dated March 1, 2007, entitled “RTW, Inc. Reports Fourth Quarter Financial Results”
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW, Inc.
Dated: March 1, 2007	By	/s/ Jeffrey B. Murphy
Jeffrey B. Murphy
President and Chief Executive Officer (Principal Executive Officer)